Exhibit R

Organization Chart

Name	Jurisdiction	% of Voting Shares	Principal Business
Mark R. Walter
DLICM, LLC	Delaware	72.92%	Holding Co.
DLHPII Equity Participation Company, LLC	Delaware	27.08%	Holding Co.
Delaware Life Holdings Parent II, LLC	Delaware	100%	Holding Co.
Delaware Life Holdings Parent, LLC	Delaware	91.89%	Holding Co.
Group One Thousand One, LLC	Delaware	100%	Holding Co.
Armstrong STF IV, LLC	Delaware	100%	Investment
Delaware Life Marketing, LLC	Delaware	100%	Insurance Agency
Dansbury Capital, LLC	Delaware	100%	Investment
Delta Lane Funding, LLC	Delaware	100%	Investment
Dixon Canyon Capital, LLC	Delaware	100%	Investment
Wright STF III, LLC	Delaware	100%	Investment
1001 Capital, LLC	Delaware	100%	Investment
Group One Thousand One Advisory Services, LLC	Delaware	100%	Investment
Group One Thousand One Services, Inc.	Delaware	100%	Holding Co.
G1001 Advisory Resources, Inc.	Delaware	100%	Services
Group 1001 Resources, LLC	Delaware	100%	Services
Tomorrow Loyalty Services, LLC	Delaware	100%	Services
Gainbridge Insurance Agency, LLC	Delaware	100%	Insurance Agency
PSA Realty Company	Pennsylvania	100%	Holding Co.
Group 1001 Indiana Holdings, LLC	Indiana	100%	Holding Co.
Group 1001 Innovation Holdings, LLC	Delaware	100%	Holding Co.
Group 1001 Innovation Properties, LLC	Delaware	100%	Investment
Group 1001 Innovation Lab, LLC	Delaware	100%	Services
K Ucass, LLC	Indiana	90%	Services
Group 1001 Innovation Solutions, LLC	Delaware	100%	Services
AxiaTP Holdings, LLC	Delaware	90%	Holding Co.
Axia Technology Partners, LLC	Indiana	100%	Services
DG Telecom, LLC	Indiana	100%	Services
Delaware Life Insurance Company[1]	Delaware	100%	Insurance
Delaware Life Variable Account A	Delaware	100%	Inactive
Delaware Life Variable Account B	Delaware	100%	Inactive
Delaware Life Variable Account C	Delaware	100%	VA2
Delaware Life Variable Account D	Delaware	100%	VA
Delaware Life Variable Account E	Delaware	100%	VUL[3]
Delaware Life Variable Account F4	Delaware	100%	VA
Delaware Life Variable Account G4	Delaware	100%	VUL
Delaware Life Separate Account H	Delaware	100%	VUL
Delaware Life Variable Account I4	Delaware	100%	VUL
Delaware Life Variable Account K	Delaware	100%	Inactive
Delaware Life Variable Account L	Delaware	100%	VA
Delaware Life Separate Account M	Delaware	100%	VUL
Delaware Life Variable Account N	Delaware	100%	Inactive

[1]	Statutory basis financial statements are filed with the SEC
[2]	Variable Annuity
[3]	Variable Universal Life
[4]	Separate financial statements are filed with the SEC

Name	Jurisdiction	% of Voting Shares	Principal Business
Delaware Life Variable Account O	Delaware	100%	Inactive
DL Private Variable Account A	Delaware	100%	VA & VUL
Keyport Life Ins. Co. Separate Account P	Delaware	100%	VA & VUL
Keyport Life Ins. Co. Separate Account Q	Delaware	100%	VA & VUL
Delaware Life Separate Account R	Delaware	100%	VA & VUL
Delaware Life Separate Account S	Delaware	100%	VA & VUL
KMA Variable Account	Delaware	100%	VA
Keyport Variable Account A	Delaware	100%	VA
Keyport Variable Account I	Delaware	100%	VUL
Delaware Life WSA Separate Account	Delaware	100%	VA & VUL
Delaware Life Insurance Company of New York[1]	New York	100%	Insurance
Delaware Life (N.Y.) Variable Account A	New York	100%	VA
Delaware Life (N.Y.) Variable Account B	New York	100%	VA
Delaware Life (N.Y.) Variable Account C	New York	100%	VA
Delaware Life (N.Y.) Variable Account D	New York	100%	VUL
Delaware Life (N.Y.) Variable Account E	New York	100%	VUL
Delaware Life (N.Y.) Variable Account F	New York	100%	VA
Delaware Life (N.Y.) Variable Account G	New York	100%	VUL
Delaware Life (N.Y.) Separate Account H	New York	100%	VUL
Delaware Life (N.Y.) Variable Account J	New York	100%	Inactive
Delaware Life (N.Y.) Separate Account L	New York	100%	VA & VUL
Delaware Life (N.Y.) Separate Account M	New York	100%	VA & VUL
Delaware Life (N.Y.) Variable Account N	New York	100%	Inactive
KBL Variable Account A	New York	100%	VA
KBL Variable Annuity Account	New York	100%	VA
Delaware Life Reinsurance (U.S.) Corp.	Oklahoma	100%	Insurance
DL Private Placement Investment Company I, LLC	Delaware	100%	PPVUL5/PPVA[6]
Clarendon Insurance Agency, Inc.	Massachusetts	100%	Broker Dealer
Delaware Life 1099 Reporting Company, LLC	Delaware	100%	Services
DL Investment Holdings 2016-1, LLC	Delaware	100%	Investment
DL Investment Holdings 2016-2, LLC	Delaware	100%	Investment
DL Reinsurance Company	Delaware	100%	Insurance
DL Service Holdings, LLC	Alaska	100%	Inactive
Ellendale Insurance Agency, LLC	Delaware	100%	Insurance Agency
ELND Collateral Company Parent, LLC	Delaware	100%	Investment
EDIA Funding I, LLC	Delaware	100%	Investment
EDIA Funding III, LLC	Delaware	100%	Investment
EDIA Funding IV, LLC	Delaware	100%	Investment
EDL Holdings, LLC	Delaware	100%	Investment
EDIA Funding II, LLC	Delaware	100%	Investment
ELND Collateral Company II, LLC	Delaware	100%	Investment
IDF IX, LLC	Delaware	100%	PPVUL
Clear Spring PC Holdings, LLC	Delaware	80%	Holding Co.
Clear Spring PC Acquisition Corp.	Delaware	100%	Holding Co.
Clear Spring Property and Casualty Company	Texas	100%	Insurance
Clear Spring Health Holdings, LLC	Delaware	100%	Holding Co.
Clear Spring Health Management Services, LLC	Delaware	100%	Services
Clear Spring Health of Illinois, Inc.	Illinois	100%	Insurance
Clear Spring Health Insurance Company	Arizona	100%	Insurance
Clear Spring Health (CO), Inc.	Colorado	100%	Insurance
Clear Spring Health (VA), Inc.	Virginia	100%	Insurance
Community Care Alliance of Illinois, Inc.	Illinois	100%	Insurance
Eon Health Plan, LLC	Delaware	100%	Holding Co.

[5]	Private Placement Variable Universal Life
[6]	Private Placement Variable Annuity

Name	Jurisdiction	% of Voting Shares	Principal Business
Eon Health, Inc.	Georgia	100%	Insurance
Eon Health, Inc.	South Carolina	100%	Insurance
Lackawanna Casualty Company	Pennsylvania	100%	Insurance
Lackawanna American Insurance Company	Pennsylvania	100%	Insurance
Lackawanna National Insurance Company	Pennsylvania	100%	Insurance
Delaware Life (Bermuda) Holdings, Inc.	Delaware	100%	Holding Co.
Delaware Life Reinsurance (Barbados) Corp.	Barbados	100%	Insurance
R.V.I. Manager, LLC	Delaware	100%	Holding Co.
R.V.I. Holdings, LLC	Delaware	100%	Holding Co.
R.V.I. Acquisition Holdings, LLC	Delaware	100%	Holding Co.
R.V.I. Guaranty Co., Ltd.	Bermuda	100%	Insurance
169 Lackawanna Avenue, LLC	New Jersey	85.05%	Investment
2700 Miamisburg-Centerville Road, LLC	Ohio	100%	Investment
R.V.I America Corporation	Delaware	100%	Holding Co.
R.V.I. America Insurance Company	Delaware	100%	Insurance
1108 State RA, LLC	New York	100%	Investment
6800 Greenwell Springs Road, LLC	Delaware	100%	Investment
3175 West Dupont Ave, LLC	West Virginia	100%	Investment
7109 Harvard Avenue, LLC	Ohio	100%	Investment
160 Washington Avenue, LLC	New Jersey	100%	Investment
169 Lackawanna Avenue, LLC	New Jersey	14.95%	Investment
700 West Lincoln Highway, LLC	Illinois	100%	Investment
R.V.I. Services Co., Inc.	Connecticut	100%	Services
Transition Services, Inc.	Delaware	100%	Services
RVI Analytical Services, Inc.	Delaware	100%	Services